   As filed with the Securities and Exchange Commission on September 1, 1995
                                                Registration No. 33-
 =============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 SYSTEMED INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                                                           95-2544661
(State or Other Jurisdiction of                                            (I.R.S. Employer
Incorporation or Organization)                                          Identification Number)

                                 ----------------

                        970 WEST 190TH STREET, SUITE 400
                               TORRANCE, CA 90502
                    (Address of Principal Executive Office)

                                ----------------

                     1994 Stock Option Agreement (Thorson)
                    1994 Stock Option Agreement (Arrington)
                    1994 Stock Option Agreement (Arrington)
                      1994 Stock Option Agreement (Flood)
                      1994 Stock Option Agreement (Flood)
                     1994 Stock Option Agreement (Fosberg)
                     1994 Stock Option Agreement (Fosberg)
                      1994 Stock Option Agreement (Myers)
                      1994 Stock Option Agreement (Myers)
                  1994 Incentive Stock Option Agreement (Archbold) 1994 Incentive Stock Option Agreement (Archbold)
                     1994 Stock Option Agreement (Harkavy)
                     1994 Stock Option Agreement (Harkavy)
                      1993 Stock Option Agreement (Flood)
                           (Full Title of the Plans)

                                ----------------

                                 KENNETH J. KAY
                             SENIOR VICE PRESIDENT,
                           FINANCE AND ADMINISTRATION
                                 SYSTEMED INC.
                        970 WEST 190TH STREET, SUITE 400
                               TORRANCE, CA 90502
                                 (310) 538-5300
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

================================================================================
                          CALCULATION OF REGISTRATION FEE
================================================================================

                                                                          Proposed           Proposed
                                                         Amount            Maximum            Maximum           Amount of
             Title of                                     to be         Offering Price       Aggregate         Registration
   Securities to be Registered                         Registered        Per Share(1)      Offering Price          Fee
   ----------------------------                        ----------        ------------      --------------      ------------
Common Stock, par value
    $.001 per share . . . . . . . . . . . . . . .    580,000 shares         $6.375           $3,697,500            $1,275

================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low sales prices of the Common Stock of Systemed Inc. on August 29, 1995.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents, which have been previously filed by Systemed Inc. ("Registrant") with the Securities and Exchange Commission, are hereby incorporated herein by reference:

                 a. the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 ("Annual Report") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

                 b. all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                 c. the description of the Registrant's Common Stock which is contained in a registration statement filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Registrant pursuant to
Section 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, notwithstanding anything to the contrary, the Registrant's Compensation Report and the Performance Graph included in the Registrant's Proxy Statements shall not be deemed to be incorporated by reference into this Registration Statement.


ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Registrant's Bylaws provide for indemnification of directors, officers, employees and other agents ("Agents") of the Registrant against expenses, judgments, files and settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an Agent of the Registrant to the full extent permitted by the Delaware General Corporation Law.

                 The Delaware General Corporation Law, as presently in effect, provides that an Agent of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorney's fees) when he is successful on the merits or otherwise in defense of any proceeding brought by reason of the fact that he is or was an Agent of the corporation ("Proceeding"), (ii) may be indemnified by the corporation against expenses (including attorney's fees), judgments, files and amounts paid in settlement of any Proceeding (other than a Proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he is reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense of a Proceeding brought by or in the right of the corporation even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made under the circumstances described in clause (iii) if the Agent is adjudged liable to the corporation, unless a court determined that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in the specific case upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stockholders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses incurred by an officer or director in defending a Proceeding may be advanced by the corporation prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the person to repay the advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

                 The Registrant's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breaches of fiduciary duty.

                 The Registrant maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Registrant.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.


ITEM 8.          EXHIBITS.

                 4.1      Certificate of Incorporation*

                 4.2      Bylaws*

                 5.       Opinion of Munger, Tolles & Olson

                 23.1     Consent of Ernst & Young LLP

                 23.2     Consent of Munger, Tolles & Olson (included in
                          Exhibit 5)

                 24.      Power of Attorney (contained on Signature Page)

____________________
* Filed as Exhibits 4.1 and 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 33-77432), such previously filed exhibits being incorporated herein by this reference.


ITEM 9.          UNDERTAKINGS.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1)     To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                       (i)        to include any prospectus
                                                  required by Section 10(a)(3)
                                                  or the Securities Act;

                                      (ii)        to reflect in the prospectus
                                                  any facts or events arising
                                                  after the effective date of
                                                  the registration statement
                                                  (or the most recent
                                                  post-effective amendment
                                                  thereof) which, individually
                                                  or in the aggregate,
                                                  represent a fundamental
                                                  change in the information set
                                                  forth in the registration
                                                  statement;

                                     (iii)        to include any material
                                                  information with respect to
                                                  the plan of distribution not
                                                  previously disclosed in the
                                                  registration statement or any
                                                  material change to such
                                                  information in the
                                                  registration statement.

                          (2)     That, for the purpose of determining any
liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                          (3)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed o be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California on this 31st day of August, 1995.

                                     SYSTEMED INC.


                                     By:   /s/ Sam Westover
                                           Sam Westover
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

                 Each person whose signature appears below authorizes Sam Westover and Kenneth J. Kay, and either of them, with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to the Registration Statement and to file the same with Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of date indicated.

         Signature                                     Title                                 Date
         ---------                                     -----                                 ----
/s/Sam Westover                              President, Chief Executive                 August 31, 1995
             Sam Westover                    Officer and Director (principal
                                             executive officer)

/s/J. Roberts Fosberg                        Chairman of the Board and                  August 28, 1995
          J. Roberts Fosberg                 Director


/s/Kenneth J. Kay                            Senior Vice President, Finance             August 31, 1995
            Kenneth J. Kay                   and Administration and Chief
                                             Financial Officer (principal
                                             financial and principal
                                             accounting officer)

/s/John E. Flood, Jr.                        Vice Chairman of the Board                 August 26, 1995
          John E. Flood, Jr.


/s/Ronald P. Arrington                       Director                                   August 31, 1995
          Ronald P. Arrington


/s/James F. Doherty
           James F. Doherty                  Director                                   August 31, 1995


/s/Frederick M. Myers                        Director                                   August 31, 1995
          Frederick M. Myers


/s/Jon C. Thorson, M.D.                      Director                                   August 31, 1995
         Jon C. Thorson, M.D.


/s/Craig L. McKnight                         Director                                   August 31, 1995
           Craig L. McKnight